Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact: Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces First Quarter 2016 Earnings

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for first quarter of 2016 results:
▪	Net income of $10.4 million in first quarter of 2016 compared to $10.2 million in fourth quarter of 2015 and $10.7 million in the first quarter of 2015
▪	Operating expenses increased $1.6 million in the first quarter of 2016 compared to the first quarter of 2015
▪	Return on average assets (ROA) of 0.89%
▪	Return on average equity (ROE) of 9.98%
▪	Efficiency ratio of 56.22%

•	Asset quality remains solid:
o	Asset quality measures improved compared to the first quarter of 2015
o	Nonperforming assets (NPAs) fell by $4.4 million compared to March 31, 2015
o	NPAs to total assets improved from 0.85% to 0.76% compared to March 31, 2015
o	Quarterly net chargeoffs decreased to 0.14% of average loans on an annualized basis, compared to 0.15% for the first quarter of 2015

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average deposits per branch were $28.6 million
o	Average core deposits were $86 million higher in the first quarter of 2016 compared to the first quarter of 2015

•	Loan portfolio reaches all-time high:
o	Average loans were up $122 million for the first quarter of 2016 compared to first quarter of 2015
o	At $3.30 billion as of March 31, 2016, loans reached an all-time high

FOR IMMEDIATE RELEASE:

TrustCo Announces First Quarter 2016 Earnings

Glenville, New York – April 21, 2016

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced first quarter of 2016 net income of $10.4 million compared to $10.2 million for the fourth quarter of 2015 and $10.7 million for the first quarter of 2015.

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to be able to report relatively stable earnings despite added operating costs in response to recent regulatory concerns and a difficult operating environment. Our long-term focus on traditional lending criteria and conservative balance sheet management has enabled us to produce stable earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.”

Mr. McCormick also noted, “We consider our first quarter 2016 results to be solid and are encouraged by the increase in pre-tax earnings from the fourth quarter of 2015. In terms of our core business, we continue to make solid progress, adding customer relationships which ultimately position our business well for the future. Our highly liquid balance sheet continues to allow us to fund our loan growth without having to overpay for deposits. We will continue taking advantage of opportunities as they are presented during the balance of 2016.”

TrustCo saw continued solid loan growth in the first quarter of 2016 compared to the prior year. Loan portfolio expansion was funded by deposit growth. The continued shift toward loans helped offset the margin impact from continued comparatively low yields on cash and investments. The growth in average deposits in the first quarter of 2016 versus the prior year was led by lower cost core deposits. TrustCo’s strong liquidity position continues to allow the Company to take advantage of opportunities when interest rate conditions change.

For the first quarter of 2016, return on average assets and return on average equity were 0.89% and 9.98%, respectively, compared to 0.93% and 10.91% for the first quarter of 2015. Diluted earnings per share were $0.109 for the first quarter of 2016, compared to $0.113 for the first quarter of 2015. As discussed in recent quarters, increased operating costs in response to regulatory concerns have hampered earnings. Higher expenses were anticipated in order to fulfill operating and regulatory requirements. We took aggressive action to meet these requirements during 2015 and those efforts continue into 2016. These efforts resulted in added costs in both 2015 and the first quarter of 2016. While some of these costs will be recurring, others will diminish over time.

Average loans were up $122.3 million or 3.9% in the first quarter of 2016, over the same period in 2015. Average deposits were up $39.9 million or 1.0% for the first quarter of 2016 over the same period a year earlier. The increase in deposits came from core deposit accounts, which consist of checking, savings and money market deposits. Average core deposits increased $85.8 million from the first quarter of 2015 to the first quarter of 2016, more than offsetting a decline in time deposit balances. Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits. Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.”

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“While some banks have backed away from branches, a customer friendly branch franchise continues to be the key to our long term plans. We continue to make significant progress expanding loans and deposits throughout our entire branch network. We expect that trend to continue as the newer branches continue to mature.”

“At March 31, 2016, our average branch size was $28.6 million. We have always designed our branches to be smaller and more cost effective than those built by many of our competitors. We use open floor plans that help maximize the value of our branches. We remain mindful that fully achieving our goals for newer branches will take time and continued work. We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and loan loss reserve measures mostly improved versus March 31, 2015, but were mixed as compared to December 31, 2015. Nonperforming loans (NPLs) were $30.4 million at March 31, 2016, compared to $33.5 million at March 31, 2015 and $28.3 million at December 31, 2015. The slight increase in NPLs was due to residential real estate nonperforming loans in the New York region. NPLs were equal to 0.92% of total loans at March 31, 2016, compared to 1.05% a year earlier and 0.86% at December 31, 2015. The coverage ratio, or allowance for loan losses to NPLs, was 146.3% at March 31, 2016, compared to 137.2% at March 31, 2015 and 158.4% at December 31, 2015. Nonperforming assets (NPAs) were at $36.0 million at March 31, 2016 compared to $40.4 million at March 31, 2015 and $34.7 million at December 31, 2015. The ratio of loan loss allowance to total loans was 1.34% as of March 31, 2016, compared to 1.44% at March 31, 2015 and to 1.36% at December 31, 2015 and reflects both the improvement in asset quality and economic conditions in our lending areas. The allowance for loan losses was $44.4 million at March 31, 2016 compared to $45.9 million at March 31, 2015 and $44.8 million at December 31, 2015. Net chargeoffs for the first quarter of 2016 decreased by $523 thousand or 31% versus the fourth quarter of 2015, which was also reflected in the reduction in the provision for loan losses of $500 thousand from the fourth quarter to the first quarter.

The net interest margin for the first quarter of 2016 was 3.13% compared to 3.14% in the fourth quarter of 2015 and 3.08% in the first quarter of 2015.

At March 31, 2016 the tangible equity ratio was 8.87% compared to 8.44% at March 31, 2015 and 8.72% at December 31, 2015. The equity to asset ratio was 8.88% at March 31, 2016, compared to 8.45% at March 31, 2015 and 8.73% at December 31, 2015. Tangible book value per share at March 31, 2016 was $4.43 compared to $4.21 a year earlier and GAAP book value per share was $4.44 and $4.22, respectively. Non-GAAP measures are discussed on page 10.

TrustCo Bank Corp NY is a $4.8 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 145 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2016.

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In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss First Quarter 2016 results will be held at 9:00 a.m. Eastern Time on April 22, 2016. Those wishing to participate in the call may dial toll-free 1-888-339-0764. International callers must dial 1-412-902-4195. Please ask to be joined into the TrustCo Bank Corp NY / TRST call. A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10084202. The call will also be audio webcast at: http://services.choruscall.com/links/trst160422.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2016 and for the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended
	03/31/16		12/31/15	03/31/15
Summary of operations
Net interest income (TE)	$36,196		36,278	35,185
Provision for loan losses	800		1,300	800
Net securities transactions	-		2	249
Noninterest income, excluding net securities transactions	4,572		4,428	4,374
Noninterest expense	23,439		23,108	21,857
Net income	10,409		10,180	10,715

Per common share
Net income per share:
- Basic	$0.109		0.107	0.113
- Diluted	0.109		0.107	0.113
Cash dividends	0.066		0.066	0.066
Tangible Book value at period end	4.43		4.33	4.21
Market price at period end	6.06		6.14	6.88

At period end
Full time equivalent employees	784		787	747
Full service banking offices	145		146	145

Performance ratios
Return on average assets	0.89%		0.86	0.93
Return on average equity	9.98		9.75	10.91
Efficiency (1)	56.22		55.37	54.18
Net interest spread (TE)	3.07		3.08	3.02
Net interest margin (TE)	3.13		3.14	3.08
Dividend payout ratio	60.13		61.54	58.12

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.87		8.72	8.44

Asset quality analysis at period end
Nonperforming loans to total loans	0.92		0.86	1.05
Nonperforming assets to total assets	0.76		0.73	0.85
Allowance for loan losses to total loans	1.34		1.36	1.44
Coverage ratio (3)	1.5	x	1.6	1.4

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
(2)	The tangible equity ratio excludes $553 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Interest and dividend income:
Interest and fees on loans	$35,605	35,930	35,631	35,343	34,983
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	255	256	584	366	212
State and political subdivisions	14	16	23	23	25
Mortgage-backed securities and collateralized mortgage obligations-residential	2,116	2,233	2,230	2,276	2,393
Corporate bonds	-	-	-	-	1
Small Business Administration-guaranteed participation securities	476	482	497	503	522
Mortgage-backed securities and collateralized mortgage obligations-commercial	36	37	37	38	37
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	2,901	3,028	3,375	3,210	3,194

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	402	425	461	480	478
Corporate bonds	154	154	153	154	154
Total interest on held to maturity securities	556	579	614	634	632

Federal Reserve Bank and Federal Home Loan Bank stock	120	120	113	118	116

Interest on federal funds sold and other short-term investments	844	494	408	423	400
Total interest income	40,026	40,151	40,141	39,728	39,325

Interest expense:
Interest on deposits:
Interest-bearing checking	114	115	117	111	105
Savings	604	608	603	599	658
Money market deposit accounts	496	513	537	547	617
Time deposits	2,373	2,375	2,544	2,500	2,434
Interest on short-term borrowings	257	278	290	300	346
Total interest expense	3,844	3,889	4,091	4,057	4,160

Net interest income	36,182	36,262	36,050	35,671	35,165

Provision for loan losses	800	1,300	800	800	800
Net interest income after provision for loan losses	35,382	34,962	35,250	34,871	34,365

Noninterest income:
Trustco Financial Services income	1,605	1,489	1,351	1,478	1,653
Fees for services to customers	2,661	2,704	2,770	2,691	2,524
Net gain on securities transactions	-	2	-	-	249
Other	306	235	244	285	197
Total noninterest income	4,572	4,430	4,365	4,454	4,623

Noninterest expenses:
Salaries and employee benefits	9,003	8,042	7,834	8,164	8,481
Net occupancy expense	4,088	3,884	3,929	3,878	4,108
Equipment expense	1,514	1,530	1,596	1,803	1,942
Professional services	2,146	2,067	2,238	2,066	1,507
Outsourced services	1,551	1,585	1,425	1,425	1,425
Advertising expense	729	592	668	733	600
FDIC and other insurance	1,990	2,055	2,202	1,017	1,065
Other real estate expense, net	519	570	806	201	424
Other	1,899	2,783	2,766	2,844	2,305
Total noninterest expenses	23,439	23,108	23,464	22,131	21,857

Income before taxes	16,515	16,284	16,151	17,194	17,131
Income taxes	6,106	6,104	5,535	6,467	6,416

Net income	$10,409	10,180	10,616	10,727	10,715
Net income per common share:
- Basic	$0.109	0.107	0.112	0.113	0.113

- Diluted	0.109	0.107	0.111	0.113	0.113

Average basic shares (in thousands)	95,365	95,256	95,149	95,056	94,947
Average diluted shares (in thousands)	95,412	95,349	95,234	95,190	95,074
Note: Taxable equivalent net interest income	$36,196	36,278	36,069	35,690	35,185

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
ASSETS:

Cash and due from banks	$37,373	41,698	42,560	37,574	44,853
Federal funds sold and other short term investments	722,805	676,458	655,512	641,011	705,273
Total cash and cash equivalents	760,178	718,156	698,072	678,585	750,126

Securities available for sale:
U. S. government sponsored enterprises	66,920	86,737	103,492	152,082	108,248
States and political subdivisions	974	1,290	1,963	1,969	1,974
Mortgage-backed securities and collateralized mortgage obligations-residential	422,189	411,729	413,878	429,205	445,273
Corporate bonds	-	-	-	-	1,500
Small Business Administration-guaranteed participation securities	89,053	90,416	94,038	95,323	98,668
Mortgage-backed securities and collateralized mortgage obligations-commercial	10,307	10,180	10,491	10,399	10,503
Other securities	685	685	685	685	685
Total securities available for sale	590,128	601,037	624,547	689,663	666,851

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	43,595	46,490	50,027	53,576	57,296
Corporate bonds	9,979	9,975	9,971	9,967	9,964
Total held to maturity securities	53,574	56,465	59,998	63,543	67,260

Federal Reserve Bank and Federal Home Loan Bank stock	9,480	9,480	9,480	9,480	9,228

Loans:
Commercial	198,765	203,415	208,794	209,399	212,145
Residential mortgage loans	2,737,784	2,721,173	2,707,944	2,669,929	2,620,925
Home equity line of credit	356,163	359,325	356,337	354,946	352,552
Installment loans	8,667	9,391	8,930	8,674	8,003
Loans, net of deferred fees and costs	3,301,379	3,293,304	3,282,005	3,242,948	3,193,625
Less:
Allowance for loan losses	44,398	44,762	45,149	45,571	45,944
Net loans	3,256,981	3,248,542	3,236,856	3,197,377	3,147,681

Bank premises and equipment, net	37,360	37,643	37,506	38,100	38,812
Other assets	55,561	63,669	59,358	64,589	60,698

Total assets	$4,763,262	4,734,992	4,725,817	4,741,337	4,740,656

LIABILITIES:
Deposits:
Demand	$359,060	365,081	354,162	355,783	347,315
Interest-bearing checking	746,562	754,347	719,071	713,001	696,137
Savings accounts	1,272,394	1,262,194	1,237,549	1,250,154	1,237,115
Money market deposit accounts	595,585	610,826	617,103	633,239	640,368
Time deposits	1,168,887	1,107,930	1,168,908	1,185,264	1,196,233
Total deposits	4,142,488	4,100,378	4,096,793	4,137,441	4,117,168

Short-term borrowings	169,528	191,226	184,405	170,750	194,738
Accrued expenses and other liabilities	28,221	30,078	32,327	30,687	28,274

Total liabilities	4,340,237	4,321,682	4,313,525	4,338,878	4,340,180

SHAREHOLDERS' EQUITY:
Capital stock	98,973	98,973	98,964	98,964	98,964
Surplus	171,113	171,443	171,788	171,988	172,237
Undivided profits	188,159	184,009	180,093	175,721	171,232
Accumulated other comprehensive income (loss), net of tax	73	(4,781)	(1,174)	(5,927)	(2,687)
Treasury stock at cost	(35,293)	(36,334)	(37,379)	(38,287)	(39,270)

Total shareholders' equity	423,025	413,310	412,292	402,459	400,476

Total liabilities and shareholders' equity	$4,763,262	4,734,992	4,725,817	4,741,337	4,740,656

Outstanding shares (in thousands)	95,369	95,262	95,149	95,056	94,956

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets

03/31/16	12/31/15	09/30/15	06/30/15	03/31/15
New York and other states*
Loans in nonaccrual status:
Commercial	$2,762	3,024	3,699	3,263	2,489
Real estate mortgage - 1 to 4 family	25,669	23,273	26,059	27,366	28,215
Installment	74	90	69	79	77
Total non-accrual loans	28,505	26,387	29,827	30,708	30,781
Other nonperforming real estate mortgages - 1 to 4 family	47	48	50	74	75
Total nonperforming loans	28,552	26,435	29,877	30,782	30,856
Other real estate owned	5,208	6,120	5,893	5,833	6,288
Total nonperforming assets	$33,760	32,555	35,770	36,615	37,144

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,802	1,817	2,054	1,678	2,608
Installment	-	8	9	10	20
Total non-accrual loans	1,802	1,825	2,063	1,688	2,628
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,802	1,825	2,063	1,688	2,628
Other real estate owned	476	335	-	275	670
Total nonperforming assets	$2,278	2,160	2,063	1,963	3,298

Total
Loans in nonaccrual status:
Commercial	$2,762	3,024	3,699	3,263	2,489
Real estate mortgage - 1 to 4 family	27,471	25,090	28,113	29,044	30,823
Installment	74	98	78	89	97
Total non-accrual loans	30,307	28,212	31,890	32,396	33,409
Other nonperforming real estate mortgages - 1 to 4 family	47	48	50	74	75
Total nonperforming loans	30,354	28,260	31,940	32,470	33,484
Other real estate owned	5,684	6,455	5,893	6,108	6,958
Total nonperforming assets	$36,038	34,715	37,833	38,578	40,442

Quarterly Net Chargeoffs (Recoveries)
03/31/16	12/31/15	09/30/15	06/30/15	03/31/15
New York and other states*
Commercial	$224	672	3	50	34
Real estate mortgage - 1 to 4 family	771	963	1,159	933	1,004
Installment	70	35	26	24	37
Total net chargeoffs	$1,065	1,670	1,188	1,007	1,075

Florida
Commercial	$-	(2)	(3)	(1)	(1)
Real estate mortgage - 1 to 4 family	83	6	33	167	109
Installment	16	13	4	-	-
Total net chargeoffs	$99	17	34	166	108

Total
Commercial	$224	670	-	49	33
Real estate mortgage - 1 to 4 family	854	969	1,192	1,100	1,113
Installment	86	48	30	24	37
Total net chargeoffs	$1,164	1,687	1,222	1,173	1,183

Asset Quality Ratios
03/31/16	12/31/15	09/30/15	06/30/15	03/31/15
Total nonperforming loans(1)	$30,354	28,260	31,940	32,470	33,484
Total nonperforming assets(1)	36,038	34,715	37,833	38,578	40,442
Total net chargeoffs(2)	1,164	1,687	1,222	1,173	1,183

Allowance for loan losses(1)	44,398	44,762	45,149	45,571	45,944

Nonperforming loans to total loans	0.92%	0.86%	0.97%	1.00%	1.05%
Nonperforming assets to total assets	0.76%	0.73%	0.80%	0.81%	0.85%
Allowance for loan losses to total loans	1.34%	1.36%	1.38%	1.41%	1.44%
Coverage ratio(1)	146.3%	158.4%	141.4%	140.3%	137.2%
Annualized net chargeoffs to average loans(2)	0.14%	0.21%	0.15%	0.15%	0.15%
Allowance for loan losses to annualized net chargeoffs(2)	9.5	x	6.6	x	9.3	x	9.7	x	9.6	x

*	Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended March 31, 2016			Three months ended March 31, 2015
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$75,031	255	1.36%	$77,865	212	1.09%
Mortgage backed securities and collateralized mortgage obligations-residential	412,499	2,116	2.05	478,410	2,393	2.00
State and political subdivisions	1,114	22	7.90	2,092	38	7.26
Corporate bonds	-	-	-	1,499	1	0.13
Small Business Administration-guaranteed participation securities	90,611	476	2.10	101,662	522	2.06
Mortgage backed securities and collateralized mortgage obligations-commercial	10,394	36	1.40	10,669	37	1.40
Other	685	4	2.34	685	4	2.34

Total securities available for sale	590,334	2,909	1.97	672,882	3,207	1.91

Federal funds sold and other short-term Investments	675,586	844	0.50	653,263	400	0.25

Held to maturity securities:
Corporate bonds	9,977	154	6.17	9,962	154	6.17
Mortgage backed securities and collateralized mortgage obligations-residential	45,112	402	3.56	59,351	478	3.22

Total held to maturity securities	55,089	556	4.03	69,313	632	3.65

Federal Reserve Bank and Federal Home Loan Bank stock	9,480	120	5.06	9,228	116	5.03

Commercial loans	201,367	2,617	5.20	219,050	2,796	5.11
Residential mortgage loans	2,726,811	29,622	4.35	2,594,216	28,958	4.48
Home equity lines of credit	358,817	3,179	3.56	352,258	3,061	3.52
Installment loans	8,659	193	8.94	7,794	175	9.11

Loans, net of unearned income	3,295,654	35,611	4.33	3,173,318	34,990	4.42

Total interest earning assets	4,626,143	40,040	3.47	4,578,004	39,345	3.45

Allowance for loan losses	(45,271)			(46,597)
Cash & non-interest earning assets	135,532			138,560

Total assets	$4,716,404			$4,669,967

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$735,098	114	0.06%	$677,963	105	0.06%
Money market accounts	603,774	496	0.33	637,858	617	0.39
Savings	1,262,467	604	0.19	1,229,498	658	0.22
Time deposits	1,134,459	2,373	0.84	1,180,436	2,434	0.84

Total interest bearing deposits	3,735,798	3,587	0.39	3,725,755	3,814	0.42
Short-term borrowings	176,119	257	0.59	192,344	346	0.73

Total interest bearing liabilities	3,911,917	3,844	0.40	3,918,099	4,160	0.43

Demand deposits	358,224			328,407
Other liabilities	26,917			25,289
Shareholders' equity	419,346			398,172

Total liabilities and shareholders' equity	$4,716,404			$4,669,967

Net interest income, tax equivalent		36,196			35,185

Net interest spread			3.07%			3.02%

Net interest margin (net interest income to total interest earning assets)			3.13%			3.08%

Tax equivalent adjustment		(14)			(20)

Net interest income		36,182			35,165

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Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of a building, nonperforming loans and securities from this calculation. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts) (Unaudited)	03/31/16	12/31/15	03/31/15

Tangible Book Value Per Share

Equity	$423,025	413,310	400,476
Less: Intangible assets	553	553	553
Tangible equity	422,472	412,757	399,923

Shares outstanding	95,369	95,262	94,956
Tangible book value per share	4.43	4.33	4.21
Book value per share	4.44	4.34	4.22

Tangible Equity to Tangible Assets
Total Assets	4,763,262	4,734,992	4,740,656
Less: Intangible assets	553	553	553
Tangible assets	4,762,709	4,734,439	4,740,103

Tangible Equity to Tangible Assets	8.87%	8.72%	8.44%
Equity to Assets	8.88%	8.73%	8.45%

	3 Months Ended
Efficiency Ratio	03/31/16	12/31/15	03/31/15

Net interest income	$36,182	36,262	35,165
Taxable equivalent adjustment	14	16	20
Net interest income (fully taxable equivalent)	36,196	36,278	35,185
Non-interest income	4,572	4,430	4,623
Less: Net gain on securities	-	2	249
Revenue used for efficiency ratio	40,768	40,706	39,559

Total noninterest expense	23,439	23,108	21,857
Less: Other real estate expense, net	519	570	424
Expense used for efficiency ratio	22,920	22,538	21,433

Efficiency Ratio	56.22%	55.37%	54.18%

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